Exhibit 99.1

Coursera Reports Third Quarter Fiscal 2021 Financial Results

•	Revenue grows 33% year-over-year

•	Large-scale reskilling efforts drive Enterprise growth of 75% year-over-year

November 2, 2021, 4:10 PM Eastern Daylight Time

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its fiscal 2021 third quarter ended September 30, 2021.

“Our third-quarter performance reflects the continued urgency with which companies, campuses, and governments around the world are investing in digital skills,” said Coursera CEO Jeff Maggioncalda. “Our recently launched SkillSets and Academies, together with our growing portfolio of Professional Certificates, are well-positioned to fulfill the rising demand for role-based learning among individuals and institutions.”

Financial Highlights for Third Quarter Fiscal 2021

•	Total revenue was $109.9 million, up 33% from $82.7 million a year ago.

•	Gross profit was $67.7 million or 61.6% of revenue, up 55% from $43.7 million a year ago. Non-GAAP gross profit was $68.3 million or 62.1% of revenue, up 56% from $43.8 million a year ago.

•

Net loss was $(32.5) million or (29.5)% of revenue, compared to $(11.9) million or (14.4)% of revenue a year ago. Non-GAAP net loss was $(8.0) million or (7.3)% of revenue, compared to $(7.0) million or (8.5)% of revenue a year ago.

•	Adjusted EBITDA was $(3.1) million or (2.9)% of revenue, compared to $(4.3) million or (5.2)% of revenue a year ago.

•	Net cash provided by operating activities was $10.7 million, compared to $(1.3) million used in operating activities a year ago. Free cash flow was $7.1 million, compared to $(4.2) million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

“Our third quarter revenue grew 33% year-over-year, demonstrating the progress we’ve made in creating a differentiated, skills-based learning experience for our institutional customers,” said Ken Hahn, Coursera’s CFO. “Our 2021 revenue outlook anticipates 40% year-over-year growth for the full year, a reflection of the durable and long-term demand we continue to see for online learning.”

Operating Segment Highlights

•

Consumer revenue for the third quarter was $66.5 million, up 16% from a year ago on sustained demand for our entry-level Professional Certificates and growing adoption of Coursera Plus. Segment gross margin was $45.5 million, or 68% of Consumer revenue, compared to 54% a year ago. The company added 5.5 million new registered learners during the quarter for a total of 92 million.

•

Enterprise revenue for the third quarter was $31.8 million, up 75% from a year ago on the acquisition of new customers and expansion of our existing relationships. The total number of Paid Enterprise Customers increased to 711, up 124% from a year ago. Segment gross margin was $21.4 million, or 67% of Enterprise revenue, compared to 69% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 113%.

•

Degrees revenue for the third quarter was $11.6 million, up 59% from a year ago as prior cohorts scale and students begin newly launched programs. Segment gross margin was 100% of Degrees revenue; there is no content cost attributable to the Degrees segment as students pay tuition directly to the university, and the university pays us a fee based on the amount of tuition. The total number of Degrees Students reached 16,068, up 40% from a year ago.

All key business metrics are as of September 30, 2021. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Content, Customer and Platform Highlights

•	Content and Credentials:

•

Added IBM Data Engineering to our expanding catalog of 15 entry-level Professional Certificates and announced ACE Credit Recommendation for entry-level Professional Certificates from Google and IBM, with learners now eligible to receive up to 12 college credits from participating colleges and universities.

•

Introduced a new tiered fee structure to support the growth of online degrees, with early adopters including the University of Illinois at Urbana-Champaign and the University of Colorado Boulder, and announced a Post-graduate Diploma in Applied Statistics from the Indian Statistical Institute and a Bachelor of Science in Business Administration from the University of London.

•

Welcomed more than 10 new educator partners, which included top-tier universities in India, such as IIT Bombay, IIT Guwahati, Indian Statistical Institute, and Ashoka University, as well as leading industry partners like Oracle and Juniper Networks.

•	Enterprise Customers:

•

Coursera for Business launched and expanded programs with companies across the globe, including BBVA (Spain), Expedia Group (U.S.), Reliance Industries Limited (India), Yara International (Norway), and Zurich Insurance Group (Switzerland).

•

Coursera for Government launched a statewide program with the Missouri Department of Higher Education & Workforce Development, an expanded nationwide training program with Costa Rica’s Investment Promotion Agency (CINDE), and a digital inclusion initiative with the City of Chicago.

•

Coursera for Campus saw strong momentum in India, signing up 16 universities in the country, and in the U.S., we announced a partnership with the Oklahoma State Regents of Higher Education covering 15 universities, including over half of all public universities in the state.

•	Learning Platform:

•

Launched the Leadership Academy, powered by our proprietary SkillSets platform and designed to help companies deliver and measure world-class management training at scale in critical soft skills such as change management, talent development, and collaboration.

•

Announced general availability of SkillSets for all universities using Coursera for Campus, a critical tool to help their students target and acquire competitive skill proficiencies required for in-demand jobs.

•

Introduced a number of localized experiences for India, our second-largest market of registered learners, including a homepage for better discovery, geo pricing, 5 new payment options, and bulk pricing to serve our most avid learners.

Highlights reflect developments since June 30, 2021 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•	Fourth quarter fiscal 2021:

•	Revenue in the range of $109 to $113 million

•	Adjusted EBITDA in the range of $(16.5) to $(19.5) million

•	Full-year fiscal 2021:

•	Revenue in the range of $409 to $413 million

•	Adjusted EBITDA in the range of $(32.5) to $(35.5) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (adjusted EBITDA) to corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its third quarter performance today, November 2, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on the company’s Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 92 million registered learners as of September 30, 2021. Coursera partners with over 250 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a B Corp in February 2021.

Contacts:

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (NRR) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the twelve months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or Current Period ARR. Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing twelve months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP metrics have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation, and payroll tax expense related to stock-based activities. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) stock-based compensation; (4) income tax expense; and (5) payroll tax expense related to stock-based activities. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash used in operating activities, less cash used for purchases of property, equipment, and software, and capitalized internal-use software costs. We exclude purchases of property, equipment and software, and capitalized internal-use software costs as we consider these capital expenditures to be a necessary component of our ongoing operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: the urgency with which companies, campuses, and governments around the world are investing in new and digital skills; the growth of our Professional Certificates portfolio; the rising demand for role-based learning among institutions; our ability to fulfill demand for role-

based learning; the continued demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings, including the Leadership Academy, the general availability of SkillSets for all universities using Coursera for Campus, and the introduction of localized experiences in India; the anticipated utility of non-GAAP measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cyber security and privacy risks and regulations; potential disruptions to our platform; and our status as a B Corp, as well as the risks discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(in thousands)		(in thousands)
Revenue	$82,674	$109,880	$210,249	$300,331
Cost of revenue(1)	38,970	42,162	99,082	122,149

Gross profit	43,704	67,718	111,167	178,182

Operating expenses:
Research and development(1)	19,620	33,935	53,449	97,079
Sales and marketing(1)	26,162	45,268	72,272	121,743
General and administrative(1)	9,810	19,942	25,839	54,933

Total operating expenses	55,592	99,145	151,560	273,755

Loss from operations	(11,888)	(31,427)	(40,393)	(95,573)
Interest income	119	62	1,080	227
Interest expense	—	—	(12)	—
Other income (expense), net	227	(286)	9	(251)

Loss before income taxes	(11,542)	(31,651)	(39,316)	(95,597)

Income tax expense	325	800	781	1,880

Net loss	$(11,867)	$(32,451)	$(40,097)	$(97,477)

Net loss per share attributable to common stockholders—basic and diluted	$(0.31)	$(0.23)	$(1.10)	$(0.93)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	37,828,682	138,846,394	36,564,569	104,316,176

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(in thousands)		(in thousands)
Cost of revenue	$135	$527	$360	$1,537
Research and development	1,917	11,259	4,686	31,650
Sales and marketing	1,175	6,846	2,717	19,504
General and administrative	1,473	4,776	3,514	15,176

Total stock-based compensation expense	$4,700	$23,408	$11,277	$67,867

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31, 2020	September 30, 2021

Assets:
Current assets:
Cash and cash equivalents	$79,878	$801,074
Marketable securities	205,402	15,030
Accounts receivable, net of allowance for doubtful accounts of $48 and $195 as of December 31, 2020 and September 30, 2021, respectively	40,721	35,964
Deferred costs	14,077	19,166
Prepaid expenses and other current assets	14,993	17,455

Total current assets	355,071	888,689
Property, equipment and software, net	18,644	24,521
Operating lease right-of-use assets	21,622	17,569
Intangible assets, net	10,570	10,299
Restricted cash	2,548	2,548
Other assets	9,169	11,223

Total assets	$417,624	$954,849

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit):
Current liabilities:
Educator partners payable	$39,005	$44,333
Other accounts payable	12,897	11,749
Accrued compensation and benefits	12,997	18,641
Operating lease liabilities, current	7,926	7,959
Deferred revenue, current	76,080	91,369
Other current liabilities	4,739	7,397

Total current liabilities	153,644	181,448
Operating lease liabilities, non-current	18,305	13,472
Other liabilities	644	573
Deferred revenue, non-current	4,562	3,378

Total liabilities	177,155	198,871

Redeemable convertible preferred stock	462,293	—
Stockholders’ equity (deficit):
Common stock	—	1
Additional paid-in capital	126,408	1,201,705
Treasury stock	(4,701)	(4,701)
Accumulated other comprehensive income	20	1
Accumulated deficit	(343,551)	(441,028)

Total stockholders’ equity (deficit)	(221,824)	755,978

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$417,624	$954,849

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2020	2021
Cash flows from operating activities:
Net loss	$(40,097)	$(97,477)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,873	10,508
Stock-based compensation	11,277	67,867
Amortization or accretion of marketable securities	(136)	373
Other	25	257
Changes in operating assets and liabilities:
Accounts receivable, net	(4,655)	4,500
Prepaid expenses and other assets	(10,207)	(5,658)
Operating lease right-of-use assets	3,846	4,052
Educator partners and other accounts payable	15,732	(58)
Accrued and other liabilities	88	7,274
Operating lease liabilities	(4,303)	(4,801)
Deferred revenue	24,099	14,104

Net cash provided by operating activities	2,542	941

Cash flows from investing activities:
Purchases of marketable securities	(203,294)	—
Proceeds from maturities of marketable securities	119,934	189,981
Purchases of property, equipment and software	(2,234)	(1,228)
Capitalized internal-use software costs	(6,035)	(9,712)
Purchases of content assets	—	(769)

Net cash (used in) provided by investing activities	(91,629)	178,272

Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	129,611	—
Proceeds from exercise of stock options and warrants	6,887	26,810
Proceeds from exercise of unvested options, net of repurchases	84	—
Proceeds from initial public offering, net of offering costs	—	525,284
Payment of deferred offering costs	—	(6,119)
Payment of tax withholding on vesting of restricted stock units	—	(3,992)

Net cash provided by financing activities	136,582	541,983

Net increase in cash, cash equivalents, and restricted cash	47,495	721,196
Cash, cash equivalents, and restricted cash—Beginning of period	59,845	82,426

Cash, cash equivalents, and restricted cash—End of period	$107,340	$803,622

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$103,536	$801,074
Restricted cash	3,035	2,548
Restricted cash in prepaid expenses and other current assets	769	—

Total cash, cash equivalents, and restricted cash	$107,340	$803,622

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands, except number of shares and per share amounts)

	Three Months Ended September 30, 2021
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP

Revenue	$109,880	$—	$—	$109,880
Cost of revenue	42,162	(527)	(37)	41,598

Gross profit	67,718	527	37	68,282

Operating expenses:
Research and development	33,935	(11,259)	(480)	22,196
Sales and marketing	45,268	(6,846)	(127)	38,295
General and administrative	19,942	(4,776)	(385)	14,781

Total operating expenses	99,145	(22,881)	(992)	75,272

Loss from operations	(31,427)	23,408	1,029	(6,990)
Interest income	62	—	—	62
Other expense, net	(286)	—	—	(286)

Loss before income taxes	(31,651)	23,408	1,029	(7,214)
Income tax expense	800	—	—	800

Net loss	$(32,451)	$23,408	$1,029	$(8,014)

Net loss per share attributable to common stockholders—basic and diluted	$(0.23)			$(0.06)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	138,846,394			138,846,394

	Nine Months Ended September 30, 2021
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP

Revenue	$300,331	$—	$—	$300,331
Cost of revenue	122,149	(1,537)	(53)	120,559

Gross profit	178,182	1,537	53	179,772

Operating expenses:
Research and development	97,079	(31,650)	(604)	64,825
Sales and marketing	121,743	(19,504)	(162)	102,077
General and administrative	54,933	(15,176)	(494)	39,263

Total operating expenses	273,755	(66,330)	(1,260)	206,165

Loss from operations	(95,573)	67,867	1,313	(26,393)
Interest income	227	—	—	227
Other expense, net	(251)	—	—	(251)

Loss before income taxes	(95,597)	67,867	1,313	(26,417)
Income tax expense	1,880	—	—	1,880

Net loss	$(97,477)	$67,867	$1,313	$(28,297)

Net loss per share attributable to common stockholders—basic and diluted	$(0.93)			$(0.27)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	104,316,176			104,316,176

	Three Months Ended September 30, 2020
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP

Revenue	$82,674	$—	$—	$82,674
Cost of revenue	38,970	(135)	—	38,835

Gross profit	43,704	135	—	43,839

Operating expenses:
Research and development	19,620	(1,917)	(17)	17,686
Sales and marketing	26,162	(1,175)	2	24,989
General and administrative	9,810	(1,473)	(156)	8,181

Total operating expenses	55,592	(4,565)	(171)	50,856

Loss from operations	(11,888)	4,700	171	(7,017)
Interest income	119	—	—	119
Interest expense	—	—	—	—
Other income, net	227	—	—	227

Loss before income taxes	(11,542)	4,700	171	(6,671)
Income tax expense	325	—	—	325

Net loss	$(11,867)	$4,700	$171	$(6,996)

Net loss per share attributable to common stockholders—basic and diluted	$(0.31)			$(0.18)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	37,828,682			37,828,682

	Nine Months Ended September 30, 2020
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP

Revenue	$210,249	$—	$—	$210,249
Cost of revenue	99,082	(360)	—	98,722

Gross profit	111,167	360	—	111,527

Operating expenses:
Research and development	53,449	(4,686)	(20)	48,743
Sales and marketing	72,272	(2,717)	(10)	69,545
General and administrative	25,839	(3,514)	(157)	22,168

Total operating expenses	151,560	(10,917)	(187)	140,456

Loss from operations	(40,393)	11,277	187	(28,929)
Interest income	1,080	—	—	1,080
Interest expense	(12)	—	—	(12)
Other income, net	9	—	—	9

Loss before income taxes	(39,316)	11,277	187	(27,852)
Income tax expense	781	—	—	781

Net loss	$(40,097)	$11,277	$187	$(28,633)

Net loss per share attributable to common stockholders—basic and diluted	$(1.10)			$(0.78)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	36,564,569			36,564,569

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(in thousands)		(in thousands)
Net loss	$(11,867)	$(32,451)	$(40,097)	$(97,477)
Depreciation and amortization	2,509	4,137	6,873	10,508
Interest income, net	(119)	(62)	(1,068)	(227)
Stock-based compensation	4,700	23,408	11,277	67,867
Income tax expense	325	800	781	1,880
Payroll tax expense related to stock-based activities	171	1,029	187	1,313

Adjusted EBITDA	$(4,281)	$(3,139)	$(22,047)	$(16,136)

Adjusted EBITDA margin	(5)%	(3)%	(10)%	(5)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021

	(in thousands)		(in thousands)
Net cash (used in) provided by operating activities	$(1,303)	$10,741	$2,542	$941
Less: purchases of property, equipment and software	(497)	(489)	(2,234)	(1,228)
Less: capitalized internal-use software costs	(2,366)	(3,114)	(6,035)	(9,712)

Free Cash Flow	$(4,166)	$7,138	$(5,727)	$(9,999)